Exhibit 10.3

SECOND AMENDMENT TO INVESTMENT AGREEMENT

This SECOND AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), dated as of June 14, 2022, is by and among OEG Attractions Holdings, LLC (f/k/a RHP Operations and Attractions Holdings, LLC), a Delaware limited liability company (the “Company”), RHP Hotels, LLC, a Delaware limited liability company (the “RHP Member”), RHP Hotel Properties, LP, a Delaware limited partnership (the “RHP Operating Partnership” and together with the Company and the RHP Member, the “RHP Parties”), A-OEG Holdings, LLC, a Delaware limited liability company (“Purchaser”), and Atairos Group, Inc., a Cayman Islands exempted company (“Purchaser Guarantor”), and solely for the limited purpose of Section 5.10, Section 5.12, Section 5.14, Section 8.2(c) and Section 10.12(b) and for no other purpose, Ryman Hospitality Properties, Inc., a Delaware corporation and ultimate parent of the Company, the RHP Member and the RHP Operating Partnership (“Ultimate Parent”).

RECITALS

A.The parties desire to amend that certain Investment Agreement, dated as of April 4, 2022 (as amended by that certain First Amendment to Investment Agreement, dated as of May 6, 2022), between and among the RHP Parties, Purchaser, Purchaser Guarantor (for certain limited purposes) and Ultimate Parent (for certain limited purposes) (the “Agreement”) on the terms set forth below,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties, intended to be legally bound, hereby agree as follows:

Section 1.Amendment to Investment Agreement. The definition of Balance Sheet Cash Amount in the Agreement shall be amended and restated as follows:

““Balance Sheet Cash Amount” means an amount equal to the Estimated Closing Cash; provided, however, that such amount shall be at least $10,000,000.”

Section 2.Miscellaneous. Except as expressly modified by this Agreement, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall control and govern. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute one and the same document. This Amendment may be executed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Amendment shall become effective when each party has received counterparts thereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

OEG Attractions Holdings, LLC

(f/k/a RHP Operations and Attractions Holdings, LLC)

By:/s/ Scott J. Lynn

Name:Scott J. Lynn

Title:Secretary

RHP MEMBER:

RHP HOTELS, LLC

By:/s/ Scott J. Lynn

Name:Scott J. Lynn

Title:Vice-President

OPERATING PARTNERSHIP:

RHP HOTEL PROPERTIES, LP

By: RHP PARTNER, LLC

Its: General Partner

By:/s/ Scott J. Lynn

Name:Scott J. Lynn

Title:Vice-President

ULTIMATE PARENT:

RYMAN HOSPITALITY PROPERTIES, INC., solely for the purpose of Section 5.10, Section 5.12, Section 5.14, Section 8.2(c) and Section 10.12(b) and for no other purpose

By:/s/ Scott J. Lynn

Name:Scott J. Lynn

Title:EVP & General Counsel

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

PURCHASER:

A-OEG Holdings, LLC

By:  Atairos Group, Inc., its sole member

By:/s/ Alexander D. Evans

Name:Alexander D. Evans

Title:Authorized Signatory

PURCHASER GUARANTOR:

Atairos Group, Inc.

By:/s/ Alexander D. Evans

Name:Alexander D. Evans

Title:Authorized Signatory